Exhibit 10-2

AMENDMENT TO INSTALLMENT SALE CONTRACT (SECURITY AGREEMENT)

This AMENDMENT TO INSTALLMENT SALE CONTRACT (SECURITY AGREEMENT) (this “Amendment”) dated as of July 16, 2012 is by and between RING POWER CORPORATION (“Seller”) and SOUTHEAST POWER CORPORATION (“Purchaser”).

WHEREAS, Seller and Purchaser executed that certain Installment Sale Contract (Security Agreement) (Transaction Number 1956832), which is dated as of the date of this Amendment (the “Contract”); and

WHEREAS, Seller and Purchaser desire to amend the Contract with respect to the matters hereinafter specified;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.	Section 4(d) of the Contract is hereby amended by replacing the text thereof with the following text: “(d) lease a Unit or permit the use of a Unit by anyone other than Purchaser, without the prior written consent of Seller;”

2.	All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Contract.

3.	Except as provided herein, the Contract shall remain unchanged and in full force and effect in accordance with their respective terms. Any additional modifications are null and void unless approved in writing by Seller. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision contained in the Contract or any of Seller’s rights or remedies under the Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

RING POWER CORPORATION		SOUTHEAST POWER CORPORATION
(Seller)		(Purchaser)

By:	/s/ Jon Marc Fowler	By:	/s/ Stephen R. Wherry

Name:	Jon Marc Fowler	Name:	Stephen R. Wherry

Title:	VP Credit Manager	Title:	Treasurer